Exhibit 99.1

Flux Power Fiscal Year 2024 First Quarter Financial Results

Ongoing Gross Margin Initiatives Result in 700BP Improvement in Gross Margins

Backlog Increased to $31M as of November 2, 2023

Partnering with Fortune 100 Customer on Industry’s First Telematics Integration for Entire Fleet

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — November 9, 2023 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal first quarter ended September 30, 2023.

Key Financial FY 2024 First Quarter and Subsequent Operational Highlights and Business Update

($ millions)	Q1 Comparison
	Q1 2024	Q1 2023	$ Change YoY	% Change YoY
Revenue	$14.8	$17.8	$-3.0	-17%
Gross Profit	$4.3	$3.9	$0.4	9%
Gross Margin	29%	22%	—	32%
Adjusted EBITDA	$-1.2	$-1.5	$0.3	24%

●	Expansion of Margins Leading to Profitability in FY2024:

○	Gross profit increased 9% in Q1’24 compared to Q1’23.

○	Gross margin increased 700 basis points in Q1’24 compared to Q1’23.

○	Adjusted EBITDA loss improved 24% in Q1’24 compared to Q1’23.

●	Continued Revenue Expansion

○	High demand new heavy-duty models completed UL Listing, to be launched for 2024.

○	Private Label Program to be launched this quarter with major forklift OEM.

○	Partnering with Fortune 100 Customer on industry first of telematics integration for entire fleet

○	Exploring potential partnership on fast charging proprietary technology.

○	Reached prototype stage for automation of battery cells into modules to support current high customer demand, while creating commonality and reducing inventory.

○	Partnership for international sales channel making progress.

○	Backlog (open orders) increased to $31M as of November 2, 2023.

●	Improved capital structure

○	Secured a new $15 million credit facility, including expansion provisions to $20 million, from Gibraltar Business Capital (“GBC”) to fund working capital and to repay its existing credit facility with Silicon Valley Bank (“SVB”).

○	Terminated an at-the-market (“ATM”) offering program.

○	A new $2.0 million subordinated line of credit with Cleveland Capital providing additional credit support with an extended duration to August 15, 2025.

Backlog Summary

The backlog status is a point in time measure but in total reflects underlying pacing of orders:

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000
March 31, 2023	$30,352,000	$9,751,000	$15,087,000	$25,016,000
June 30, 2023	$25,016,000	$19,780,000	$16,252,000	$28,544,000
September 30, 2023	$28,544,000	$8,102,000	$14,797,000	$21,849,000

November 2, 2023, Ending Backlog $31,080,000

CEO Commentary

“In our first fiscal quarter of 2024, we have seen encouraging strides towards profitability. This achievement comes amidst a traditionally slower revenue period, further impacted by delays in the delivery of forklifts. We are already seeing a pickup in our second quarter to achieve another growth year in FY2024. Our sales cycle normally reflects forklift lead times ranging from 2-3 months but for much of the past 12 months, lead times have increased by up to 12 months for several high volume forklift lines. Adjusted EBITDA loss improved by 24% to $1.2 million in Q1’24. Gross margin improvement initiatives contributed to a 700 basis point increase in Q1’24 to 29%. Two new major customers have been added since June 30, 2023.

“As of November 2, 2023, our open order backlog has increased by $9.2 million, reaching a total of $31.1 million. This growth is attributable to the synchronization of our product offerings with the schedule of new forklift and airport Ground Support Equipment (“GSE”) deliveries. Two new customers contributed to this increase in backlog, in both forklifts and airport GSE. Beyond our backlog of open orders, we are working on a pipeline of high probability orders of over $100 million which does stretch beyond the current fiscal year. Recently at the GSE EXPO 2023, we featured our energy storage and telematics platforms that are facilitating electrification of GSE, with airline GSE integration partner Averest Inc. As the airline industry transitions from lead acid and propane to electrically powered GSE, the ability to have real time access to actionable data has made telematics imperative for both operational efficiency and successfully scaling fleet electrification. Sustainability leaders like Delta Air Lines have set the pace with their commitment to reach Net-Zero carbon emissions by 2050 including a focus on transitioning fossil fuel-powered belt loaders, bag, and tug tractors to electric, zero-emission vehicles.

“Over the course of the year, our primary objective has been to diligently follow our roadmap to achieve consistent profitability. Alongside this, we have advanced in several growth-oriented projects that promise both immediate and future benefits. Early in 2024, we anticipate our new heavy-duty models and OEM private label program will meet the robust market demand effectively. In parallel, our automated assembly for cell modules is progressing on schedule. We plan to launch an industry first integrated telematics, fleet-wide program with a Fortune 100 customer later in 2024. Building on these developments, we are collaborating with our partners to bring battery cell innovations and expand our sales on a global scale.

“We migrated from our Silicon Valley Bank credit facility to a new $15 million credit facility with Gibraltar Business Capital which provides lower interest rates, a two-year term, and the potential to expand the facility to $20 million to accommodate higher working capital needs as our business grows. This facility, along with our improvement in operating cash requirements, supports our current business growth. Additional credit support, beyond projected needs, is provided by our new $2.0 million subordinated line of credit with Cleveland Capital. Finally, as we look to the future, we believe it is good corporate practice to replace our previous shelf registration as it allows us to maintain flexibility with respect to our capital management.

“Looking ahead, we believe our near-term track to profitability, combined with our emerging growth strategy will position the Company to both lead our sector in lithium-ion adoption and provide accretive business growth to drive improved shareholder value. We are pleased, but never content, with our progress regarding customer satisfaction of product quality, service, and ease of doing business. Our market reputation is very important to our Fortune 500 customer base, and we have resourced our marketing efforts to expand brand awareness. I look forward to providing additional updates in the months to come,” concluded Dutt.

Q1’24 Financial Results

Revenue for the fiscal first quarter of 2024 decreased 17% to $14.8 million compared to $17.8 million in the fiscal first quarter of 2023, due to fewer units of energy storage packs sold during the current quarter primarily as a result of deferrals related to forklift timing delays, seasonality, and product mix.

Gross profit for the fiscal first quarter of 2024 increased to $4.3 million compared to a gross profit of $3.9 million in the fiscal first quarter of 2023. Gross margin increased to 29% in the fiscal first quarter of 2024 as compared to 22% in the fiscal first quarter of 2023. Gross profit improved by 9% as a result of lower cost of sales per unit as a result of the gross margin improvement initiatives, partially offset by lower number of units sold.

Adjusted EBITDA was a loss of $1.2 million in the fiscal first quarter of 2024 as compared to a loss of $1.5 million in the fiscal first quarter of 2023, driven by the improved gross margins.

Selling & Administrative expenses increased to $4.7 million in the fiscal first quarter of 2024, as compared to $4.5 million in fiscal first quarter of 2023, primarily attributable to staff related expenses, depreciation, professional service fees, stock-based compensation, and travel expenses, partially offset by decreases in commissions, outbound shipping costs, recruiting costs, and consulting fees.

Research & Development expenses increased to $1.3 million in the fiscal first quarter of 2024, compared to $1.2 million in the fiscal first quarter of 2023, primarily due to higher staff related expenses.

Net loss for the fiscal first quarter of 2024 was $2.1 million, similar to the fiscal first quarter of 2023, with nominal improvement principally reflecting increased gross profit, offset by increased operating expenses and interest expense.

Cash was $1.1 million on September 30, 2023, as compared to $2.4 million at June 30, 2023 reflecting changes in working capital management. Available working capital includes: our line of credit as of November 2, 2023, under our $15.0 million credit facility from Gibraltar Business Capital with a remaining available balance of $2.9 million; and $2.0 million available under the subordinated line of credit with Cleveland Capital.

Net cash used in operating activities increased to $3.1 million in the three months ended September 30, 2023, compared to $0.6 million in the three months ended September 30, 2022, primarily due to changes in working capital of inventory, receivables, and payables.

First Quarter Fiscal Year 2024 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, November 9, 2023
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13741955

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1638333&tp_key=4d161faacd and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through February 9, 2024.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13741955

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended September 30,
	2023	2022
Net loss	$(2,112,000)	$(2,139,000)
Add/Subtract:
Interest, net	403,000	328,000
Income tax provision	-	-
Depreciation and amortization	261,000	172,000
EBITDA	(1,448,000)	(1,639,000)
Add/Subtract:
Stock-based compensation	276,000	95,000
Adjusted EBITDA	$(1,172,000)	$(1,544,000)

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; statements regarding plans and expectations with respect to the Company’s registration statement on Form S-3 and any potential future offering or capital raises. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog

News Flux Power News

Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	June 30, 2023
	(Unaudited)
ASSETS

Current assets:
Cash	$1,139,000	$2,379,000
Accounts receivable	10,699,000	8,649,000
Inventories, net	19,495,000	18,996,000
Other current assets	1,053,000	918,000
Total current assets	32,386,000	30,942,000
Right of use assets	2,670,000	2,854,000
Property, plant and equipment, net	1,747,000	1,789,000
Other assets	119,000	120,000

Total assets	$36,922,000	$35,705,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,065,000	$9,735,000
Accrued expenses	3,782,000	3,181,000
Line of credit	11,986,000	9,912,000
Deferred revenue	336,000	131,000
Customer deposits	17,000	82,000
Finance lease payable, current portion	147,000	143,000
Office lease payable, current portion	667,000	644,000
Accrued interest	102,000	2,000
Total current liabilities	27,102,000	23,830,000
Office lease payable, less current portion	1,880,000	2,055,000
Financed lease payable, less current portion	229,000	273,000

Total liabilities	29,211,000	26,158,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,478,237 and 16,462,215 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively	16,000	16,000
Additional paid-in capital	98,362,000	98,086,000
Accumulated deficit	(90,667,000)	(88,555,000)

Total stockholders’ equity	7,711,000	9,547,000

Total liabilities and stockholders’ equity	$36,922,000	$35,705,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2023	2022
Revenues	$14,797,000	$17,840,000
Cost of sales	10,486,000	13,892,000

Gross profit	4,311,000	3,948,000

Operating expenses:
Selling and administrative	4,725,000	4,536,000
Research and development	1,295,000	1,223,000
Total operating expenses	6,020,000	5,759,000

Operating loss	(1,709,000)	(1,811,000)

Interest income (expense), net	(403,000)	(328,000)

Net loss	$(2,112,000)	$(2,139,000)

Net loss per share - basic and diluted	$(0.13)	$(0.13)

Weighted average number of common shares outstanding - basic and diluted	16,474,754	15,997,296

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,112,000)	$(2,139,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	261,000	172,000
Stock-based compensation	276,000	95,000
Amortization of debt issuance costs	81,000	229,000
Noncash lease expense	146,000	117,000
Allowance for inventory reserve	(3,000)	25,000
Changes in operating assets and liabilities:
Accounts receivable	(2,050,000)	(2,987,000)
Inventories	(496,000)	(2,641,000)
Other current assets	(215,000)	(229,000)
Accounts payable	330,000	6,860,000
Accrued expenses	601,000	19,000
Accrued interest	100,000	1,000
Office lease payable	(152,000)	(120,000)
Deferred revenue	205,000	184,000
Customer deposits	(65,000)	(165,000)
Net cash used in operating activities	(3,093,000)	(579,000)

Cash flows from investing activities
Purchases of equipment	(181,000)	(352,000)
Net cash used in investing activities	(181,000)	(352,000)

Cash flows from financing activities:
Proceeds from revolving line of credit	18,055,000	12,900,000
Payment of revolving line of credit	(15,981,000)	(12,138,000)
Payment of financed leases	(40,000)	(10,000)
Net cash provided by financing activities	2,034,000	752,000

Net change in cash	(1,240,000)	(179,000)
Cash, beginning of period	2,379,000	485,000

Cash, end of period	$1,139,000	$306,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Initial right of use asset recognition	$-	$78,000
Common stock issued for vested RSUs	$-	$5,000
Supplemental cash flow information:
Interest paid	$223,000	$99,000